Exhibit 5.1

[LETTERHEAD OF BREYER & ASSOCIATES PC]

September 2, 2009

Security Federal Corporation
238 Richland Avenue, West
Aiken, South Carolina  29801

Re:	Security Federal Corporation
Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on July 13, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), by Security Federal Corporation, a South Carolina corporation (the “Company”), of the following securities with an aggregate offering price of up to $15,000,000: (i) 8.0% Convertible Senior Debentures due 2029 of the Company (the “Debt Securities”) and (ii) common stock of the Company, par value $0.01 per share that may be issued upon conversion of the Debt Securities (the “Common Stock”).

The offering of the Debt Securities and the Common Stock (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), the Debt Securities will be issued pursuant to an indenture between the Company and Wilmington Trust Company as trustee in the form included as Exhibit 4.4 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Debt Securities and the validity of the Common Stock.

We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company, and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective

Security Federal Corporation
September 2, 2009

and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; and (iii)  all Securities will be issued and sold in the manner stated in the Registration Statement and the prospectus; we are of opinion that:

1. The Debt Securities will constitute legally valid and binding obligations of the Company.

2. The Common Stock that may be issued from time to time upon the conversion of the Debt Securities will be validly issued, fully paid and non assessable.

The opinions set forth in paragraph (1) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; and (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law.

We express no opinion as to laws other than the laws of the State of Delaware with respect to the opinions set forth in paragraph (1) above and the Business Corporation Act of the State of South Carolina with respect to the opinions set forth in paragraph (2) above, including the provisions of the South Carolina Constitution and the reported judicial decisions interpreting such law. No opinion is expressed herein with respect to the qualification of the Debt Securities and Common Stock under the securities or blue sky laws of any other state or any foreign jurisdiction.

We hereby consent to the reference to us under the heading Legal Matters in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/Breyer and Associates P.C.

Breyer and Associates P.C.